Exhibit 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION
                      -------------------------------------

                                       OF
                                       --

                           LEXMARK INTERNATIONAL, INC.
                           ---------------------------


1. The name of the corporation is Lexmark International, Inc. (the "Corporation"). The Corporation was incorporated under the name New York Libra Corporation.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 1990, and was amended on December 13, 1990 and further amended on March 27, 1991.

3. This Restated Certificate of Incorporation of the Corporation, which restates and integrates and further amends the Certificate of Incorporation, as amended, of the Corporation was duly adopted by written consent of the sole stockholder of the Corporation without a meeting in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of
Delaware and a notice of the taking of such action without a meeting has been provided in accordance with Section 228 thereof:

                  FIRST: The name of the Corporation is Lexmark International,
                  -----
Inc.

                  SECOND:  The  Corporation's  registered office in the State of
                  ------
Delaware is at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD:  The nature of the business of the  Corporation and its
                  -----
purpose is to engage in any lawful acts or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH:  The total  number of shares of all  classes  of stock
                  ------
which the Corporation shall have authority to issue is Nine Hundred Eleven Million Six Hundred Thousand (911,600,000) shares, consisting of (i) 900,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and (iii) 1,600,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As used in this Restated Certificate of Incorporation, the term "Common Stock" shall include the Class A Common Stock and the Class B Common Stock.

     A.  Common  Stock.  Except as  otherwise  provided  herein,  all shares of
         -------------
Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

                  1. Voting  Rights.  Except as otherwise  required by law or as
                     --------------
otherwise provided herein, on all matters submitted to the Corporation's stockholders, (i) the holders of Class A Common Stock will be entitled to one vote per share and (ii) the holders of Class B Common Stock will have no right to vote.

                  2.  Dividends.  When and as dividends  are  declared  thereon,
                      ---------
whether payable in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share equally, share for share, in such dividends, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B
Common Stock, dividends will be declared which are payable at the same rate on each class of stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

                  3. Issuance of Class B Common  Stock.  From and after the date
                     ---------------------------------
of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Corporation shall not issue or sell any Class B Common Stock except in connection with an exchange of shares of Class A Common Stock as provided in Section 4.2 of this Article Fourth-A.

                  4. Conversion and Exchange.
                     -----------------------

                  4.1.   Conversion of Class B Common Stock into Class A Common
                         ------------------------------------------------------
Stock.
-----

                  (a)  Optional  Conversion.  Except  as  provided  in the  next
                       --------------------
sentence, each record holder of Class B Common Stock is entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock, provided, that no holder of Class B Common Stock is entitled to convert any share or shares of Class B Common Stock to the extent that, as a result of such conversion, such holder and its Affiliates would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote under any law, regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates. Other than in connection with a registered public offering of the Class A Common Stock, no Equitable Holder shall be entitled to convert shares of Class B Common Stock into shares of Class A Common Stock except in connection with a sale or transfer to a Person who is not an Affiliate of such Equitable Holder pursuant to an automatic conversion described in paragraph (b) of this Section 4.1.

                  (b)  Automatic  Conversion.  Upon the sale or  transfer of any
                       ---------------------
shares of Class B Common Stock by the holder thereof to any Person who is not an Affiliate of such holder, such shares of Class B Common Stock shall automatically convert without further action (an "Automatic Conversion") into an equal number of shares of Class A Common Stock, provided that a distribution of shares of Class B Common Stock by an Eligible Holder to a Regulated Holder shall not result in an Automatic Conversion.

                  4.2.  Special  Exchange  of Class A Common  Stock  for Class B
                        --------------------------------------------------------
Common Stock. Each Eligible Holder is entitled to exchange a number of shares of
------------
such holder's Class A Common Stock for the same number of shares of Class B Common Stock for the sole purpose of a distribution by such holder to one or more of its limited partners which is a Regulated Holder provided that the number of shares of Class A Common Stock so exchanged does not exceed the sum of the number of Regulated Securities for each such Regulated Holder. The subsequent transfer of any shares of Class B Common Stock by any such Regulated Holder shall be subject to the provisions of Section 4.1(b) of this Article Fourth-A and such Regulated Holder shall be permitted to convert shares of Class B Common Stock into shares of Class A Common Stock to the extent set forth in
Section 4.1(a) of this Article Fourth-A.

                  4.3.   Certain Conversion and Exchange Procedures.
                         ------------------------------------------

                  (a) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock (other than an Automatic Conversion contemplated by Section 4.1(b) of this Article Fourth-A) and each exchange of shares of Class A Common Stock for shares of Class B Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted or exchanged, as the case may be, at the principal office of the Corporation or the transfer agent designated by the Corporation, if any, at any time during normal business hours, together with a written notice by the holder of such shares stating either (x) the number of shares of Class B Common Stock that such holder desires to convert into Class A Common Stock and that such conversion shall not result in such holder and its Affiliates directly or indirectly owning, controlling or having power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or vote under any law, regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates or (y) the number of shares of Class A Common Stock that such holder desires to exchange for Class B Common Stock and that such exchange is required in order for such holder to make a distribution of shares of Common Stock to one of its limited partners which is a Regulated Holder (and such statement will obligate the Corporation to issue such Class B Common Stock). Such conversion or exchange will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of any such holder with respect to the converted Class B Common Stock or exchanged Class A Common Stock, as the case may be, will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock, as the case may be, are to be issued upon such conversion or exchange will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock, as the case may be, represented thereby.

                  (b) Promptly after such surrender and the receipt of the written notice referred to in subparagraph (a) above, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for Class A Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion or exchange and a certificate representing any Class A Common Stock or Class B Common Stock, as the case may be, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion or exchange but which was not converted or exchanged. The Corporation shall be entitled to rely upon any written notice delivered pursuant to subparagraph (a) above and such notice shall, in the absence of manifest error, be binding and conclusive upon the Corporation.

                  (c) From and after an Automatic Conversion, (A) each certificate formerly representing shares of Class B Common Stock which were held by the holder thereof or any Affiliate thereof and which were converted pursuant to such Automatic Conversion shall thereafter be deemed to represent (1) only the like number of shares of Class A Common Stock into which such shares of Class B Common Stock have been converted pursuant to such Automatic Conversion (and no Person shall thereafter have any rights in respect of such shares of Class B Common Stock), plus (2) if all the shares of Class B Common Stock represented by such certificate were not converted pursuant to such Automatic Conversion, such number of shares of Class B Common Stock which were not so converted and (B) upon any surrender for transfer of any such certificate accompanied by a written notice certifying that an Automatic Conversion has occurred and specifying the number of shares so converted, the Corporation will issue and deliver (1) a certificate or certificates representing the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted pursuant to such Automatic Conversion and (2) if all the shares of Class B Common Stock represented by such certificate or certificates were not converted pursuant to such Automatic Conversion, a certificate or certificates representing such number of shares of Class B Common Stock which were not so converted. The Corporation shall be entitled to rely on any written notice delivered to the effect that an Automatic Conversion has occurred and such notice shall, in the absence of manifest error, be binding and conclusive upon the Corporation.

                  5.     Miscellaneous Provisions Applicable to Common Stock.
                         ---------------------------------------------------

                  5.1.  Transfers.  The  Corporation  will not  close  its books
                        ---------
against the transfer of Class B Common Stock or Class A Common Stock in any manner that would interfere with the timely conversion of Class B Common Stock or exchange of Class A Common Stock.

                  5.2.   Subdivisions  and   Combinations  of  Shares.   If  the
                         --------------------------------------------
Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

                  5.3.  Issuance Costs. The issuance of certificates for Class A
                        --------------
Common Stock upon conversion of Class B Common Stock or for Class B Common Stock upon exchange for Class A Common Stock will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion or exchange and the related issuance of Class A Common Stock or Class B Common Stock, as the case may be.

                  6.     Definitions.
                         -----------

                  6.1. "Affiliates" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided, for purposes of this definition, that "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding any other provision herein, the Board of Directors of the Corporation shall in its good faith determine whether any party shall be deemed an "Affiliate" of any Person for purposes of this Restated Certificate of Incorporation and such determination shall be binding and conclusive upon the Corporation.

                  6.2. "Equitable Holder" shall mean any of The Equitable Life Assurance Society of the United States, Equitable Deal Flow Fund, L.P., Equitable Capital Partners (Retirement Fund), L.P., Equitable Capital Partners, L.P., and Equitable Capital Private Income and Equity Partnership II, L.P.

                  6.3. "Eligible Holder" shall mean any record holder of Class A Common Stock, as of the date of this Restated Certificate of Incorporation, which is a limited partnership having one or more limited partners which is a Regulated Holder.

                  6.4.  "Person"  shall  mean  and  include  an  individual,   a
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  6.5. "Regulated Holder" shall mean any limited partner of an Eligible Holder which is not permitted, under any applicable law, regulation, order, rule or other requirement of any governmental authority to own, control or have the power to vote more than a specified quantity of securities of any kind issued by the Corporation.

                  6.6. "Regulated Securities" shall mean, with respect to any Regulated Holder, the number of shares of Class A Common Stock in excess of the amount such Regulated Holder is permitted, under any applicable law, regulation, order, rule or other requirement of any governmental authority to own, control, or have the power to vote.

                  B.     Preferred Stock.
                         ---------------

                  1. Issuance of Preferred  Stock.  The  Preferred  Stock may be
                     ----------------------------
issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

                  2.     Terms of Preferred  Stock.  The  authority of the Board
                         -------------------------
of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (a) the designation of the series, which may be by distinguishing number, letter or title;

                  (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

                  (d)    the dates on which dividends, if any, shall be payable;

                  (e) the redemption rights and price or prices, if any, for the shares of the series;

                  (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  (i) restrictions on the issuance of shares of the same series or of any other class or series;

                  (j) the voting rights, if any, of the holders of shares of the series; and

                  (k) such other terms and provisions as the Board of Directors may determine.

                  FIFTH:   The  following   provisions   are  inserted  for  the
                  -----
management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  (b) The number of directors of the Corporation shall not be less than one nor more than fourteen and, subject to such limits, shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected at any time on and after the date of filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2001. Directors of Class II shall be elected at any time on and after the date of filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2002. Directors of Class III shall be elected at any time on and after the date of filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders commencing with the annual meeting of stockholders to be held in 2001, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year. Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws. The holders of a majority of the shares then entitled to vote at an election of directors may remove any director or the entire Board of Directors, but only for cause.

                  (c) Advance notice of nominations by stockholders for the election of directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

                  (d) The Board of Directors of the Corporation shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise provide or to the extent that the provisions of the By-Laws would conflict with the provisions of this Restated Certificate of Incorporation.

                  (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided, that nothing contained in this Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

                  (f) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

                  SIXTH:  The Corporation  reserves the right to amend or repeal
                  -----
any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its undersigned officers, thereunto duly authorized, on the 22nd day of June, 2000.




                                      LEXMARK INTERNATIONAL, INC.

                                      By:   /s/ Paul J. Curlander
                                         ---------------------------
                                           Paul J. Curlander
                                           Chairman and Chief Executive Officer

ATTEST:


 /s/ Vincent J. Cole
---------------------------
Vincent J. Cole
Secretary






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